EXHIBIT 13

CERTIFICATION PURSUANT TO
18 U.S.C 1350,

         In connection with the Annual Report of Crow Technologies 1977 Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2005, as amended by Form 20-F/A (Amendment No.1), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shmuel Melman, Chief Executive Officer of the Company, and I, Jacob Batchon, Financial Officer of Crow Electronic Engineering Ltd., serving also in the capacity of financial officer of the Company, certify, pursuant to 18 U.S.C. 1350 that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shmuel Melman —————————————— Shmuel Melman Chief Executive Officer	/s/ Jacob Batchon —————————————— Jacob Batchon Financial Officer of Crow Electronic Engineering, serving also in the capacity of financial officer of the Company

July 13, 2006